Exhibit 10.1

Amendment No. 2
to the
CIGNA LONG-TERM INCENTIVE PLAN

The CIGNA Long-Term Incentive Plan was amended effective July 28, 2004 by adding to Article 4 a new Section 4.4, which reads as follows:

4.4     Term Limit.  No awards may be made under this Plan after April 25, 2010.